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                                                                   EXHIBIT 2.2.3

           THE NATIONAL BENEVOLENT ASSOCIATION OF THE CHRISTIAN CHURCH
                              (DISCIPLES OF CHRIST)
                               11780 BORMAN DRIVE
                            ST. LOUIS, MISSOURI 63146

                                                                   April 6, 2005

Fortress NBA Acquisition, LLC
c/o Fortress Investment Group LLC
1251 Avenue of the Americas, 16th Floor
New York, New York 10020

      Re: Asset Purchase Agreement dated as of September 3, 2004 (the "APA"), as supplemented by that certain Supplemental Agreement With Respect to Asset Purchase Agreement dated as of September 30, 2004 (the "Supplemental Agreement") and amended by that certain letter agreement dated March 9, 2005 (the "Letter Agreement" and, together with the APA and the Supplemental Agreement, collectively, the "Agreement"), and

            Receivables Purchase Agreement dated as of March 7, 2005, as amended by that certain letter agreement dated as of March 15, 2004 (the "RPA").

Ladies and Gentlemen:

      This letter reflects the agreement and understanding among The National Benevolent Association of the Christian Church (Disciples of Christ) (the "Company") and the undersigned affiliated companies thereof (each a "Company Subsidiary" and, together with the Company, collectively the "Sellers") and Fortress NBA Acquisition, LLC ("Purchaser"), the undersigned designees or assignees of Purchaser under Sections 2.05(g) and 11.03 of the Agreement (the "Transferees") and Fortress Investment Fund II LLC ("Guarantor") in connection with the Contemplated Transactions under the Agreement among the Sellers and Purchaser, the initial Closing of which (the "Initial Closing") the parties are consummating on the date hereof (the "Initial Closing Date"). (Certain other persons are also parties to the Supplemental Agreement.). In addition, this letter reflects the agreement and understanding among the Sellers, FIT NBAS LLC (the "Receivables Purchaser") and the Guarantor in connection with the purchase and sale of receivables under the RPA, which is to be effectuated in part on the date hereof. Capitalized terms used herein and not defined herein have the meanings provided by the Agreement.

      1. In regard to Section 1.01(q) of the Agreement, Sellers and Purchaser agree that the Intellectual Property to be included in the Acquired Assets shall be all of the Intellectual Property owned by the Company and the Company Subsidiaries, other than:

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(i) the Seller Marks and any Internet domain names associated therewith, (ii)
the "What we do best is care" servicemarks (including logo), which have been registered in the name of the Company (PTO Registration Nos. 1,367,043, 977,055 and 977,333), and (iii) the "Fellowship of John" tradename, logo and/or servicemark used by the Company (notwithstanding any previous use of any thereof in the Business as conducted before the Closing). Purchaser and Transferees acknowledge that Purchaser's obligation to cease to make any use of the Seller Marks under Section 1.07 of the Agreement by the date provided therein includes the obligation to cease using the abbreviation "NBA" in the corporate name of each of the Transferees and each Transferee hereby agrees that it will amend its articles of organization, operating agreement and other organizational documents in order to effect a name change with respect to such Transferee.

      2. In regard to Section 1.05 of the Agreement, Purchaser and Transferees confirm that following the Closing of the purchase and sale of any of the Facilities (other than the NBA Oklahoma Christian Retirement Community Facility (the "Oklahoma Facility") and the NBA California Christian Home Facility (the "California Facility")), none of them will require the use of or any benefit under any of the Shared Assets or Shared Contracts with respect to any such Facility and Purchaser, Transferees and Sellers agree that no arrangement for the sharing of any of the Shared Assets or Shared Contracts, as contemplated under said Section, shall be established at or as of the Closing of the purchase and sale of any of such Facilities and Sellers shall be under no obligation to establish any such arrangement subsequently. Whether there will be any arrangements regarding Shared Assets or Shared Contracts in respect of the Oklahoma Facility or the California Facility, and if so the nature and extent of such arrangements, will be addressed in a separate agreement or agreements in connection with the Closing or Closings of the purchase and sale of such Facilities.

      3. In regard to Section 1.06 of the Agreement, Purchaser and Transferees confirm that following the Closing of the purchase and sale of any Facility (other than the Oklahoma Facility and the California Facility) none of them will require any Transitional Services to be provided by Sellers, other than those referred to in paragraph 3.F. of the Letter Agreement, which services are to be provided on the terms established by said paragraph 3.F. In the event any similar services are nevertheless requested of Sellers by Purchaser or a Transferee, Purchaser or the Transferee shall reimburse Sellers for the out-of-pocket cost reasonably incurred by Sellers in providing such services and the costs and expenses of Sellers and their respective agents for time expended in responding to such requests at mutually agreeable hourly rates. Whether there will be any arrangements regarding Transitional Services in respect of the Oklahoma Facility or the California Facility, and if so the nature and extent of such arrangements, will be addressed in a separate agreement or agreements in connection with the Closing or Closings of the purchase and sale of such Facilities. Further in regard to Section 1.06 of the Agreement, Purchaser and Transferees shall provide, or cause to be provided, to Sellers (and their Representatives), as Sellers may reasonably request, but in respect of a Facility only after the Closing of the Facility, (1) access to the books, records and files pertaining to the Business in the possession or control of Purchaser or any of the Transferees or any agents

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thereof, (2) the services and cooperation of the employees of, and any management company or consultants retained by, Purchaser or any of the Transferees and (3) the use (under the control of such employees, management company or consultants) of the information technology systems or other administrative facilities used in the conduct of the Business pertaining to a Facility following the purchase by Purchaser or a Transferee of a Facility, in each case for a period not exceeding the period hereinafter provided, as shall be reasonably necessary to permit the Sellers (and their Representatives) to prepare or complete in respect of the period prior to, or events occurring prior to, the Closing of Purchaser's or a Transferee's purchase of a Facility (A) any payroll payments or payroll or employee benefit notices or reports (including employee withholding tax reports) for the payroll or benefit period in which the Closing occurs in respect of a Facility and the preparation of any annual reports (such as Forms W-2) with respect to the compensation or employee benefits of any persons who were employed by any of the Sellers in the Business in the year in which the Closing occurs in respect to a Facility, (B) the completion of Medicare/Medicaid reimbursement applications or reports for the period in which Sellers operated a Facility and the resolution of any disputes with respect thereto, (C) any Tax Returns required to be prepared by any of the Sellers for any period within which the Closing in respect of a Facility occurs or which ends upon such Closing, (D) any reports relating to the Contemplated Transactions required in connection with the administration of the Bankruptcy Cases and (E) the completion of audits of the financial statements of any of the Sellers for the years 2003, 2004 and 2005 (it being understood, for the avoidance of doubt, that Purchaser and the Transferees shall not have any obligation to prepare or complete any of the items set forth in the forgoing clauses (A) through (E), but shall be obligated only to use its commercially reasonable efforts to provide Sellers information in the possession of Purchaser or the Transferees or any management company or consultants retained thereby, as applicable, that would aid in such preparation and completion as set forth in this paragraph 3). Purchaser, Transferees and their respective employees and any management company or consultants retained thereby shall be required to provide such access and services only during regular business hours and upon reasonable notice and only at the Facilities or at any location where such books, records or files are ordinarily kept and only in accordance with such safeguards as may be required by any applicable privacy laws. Subject to such privacy requirements, Sellers and their designated Representatives shall have the right to make copies of any such books, records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Business by Purchaser or the Transferees and shall, if more than incidental in extent, be at Sellers' expense. Such services shall be so provided by Purchaser and Transferees to Sellers and their Representative for a period of up to six (6) months after the Closing of the purchase and sale of the last of the Facilities provided by the Agreement to be purchased by Purchaser from Sellers and for (i) such additional period, not extending past May 31, 2006, during which such annual or other reports or audits are customarily prepared and (ii) to the extent necessary, at such other times as is reasonably necessary for Sellers to resolve any such claims, controversies or disputes. Sellers shall reimburse Purchaser or the Transferees for (a) the out-of- pocket costs reasonably incurred by Purchaser or a Transferee in providing such services to Sellers and (b) costs

                                       3

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and expenses of Purchaser, a Transferee or their respective property managers, as applicable, for time expended in responding to requests of Sellers and their designated Representative at mutually agreeable hourly rates. Whether there will be any such arrangements regarding the Oklahoma Facility or the California Facility, and if so the nature and extent of such arrangements, will be addressed in a separate agreement or agreements in connection with the Closing or Closings of the purchase and sale of such Facilities. Nothing contained in this section shall limit Sellers' rights or Purchaser's or the Transferees' obligations in respect of (i) any apportionments to be made in connection with the determination of the Purchase Price, or any adjustments to the Purchase Price, to be made as provided by the Agreement or (ii) under Section 6.02 of the Agreement with regard to Purchaser and the Transferees preserving and providing to Sellers or their Representatives access to the business records and files transferred by Sellers to Purchaser and/or any Transferee pursuant to the Agreement.

      4. In regard to Sections 2.03, 2.04 and 2.05(a) and (d)of the Agreement, the parties acknowledge that at the Initial Closing Purchaser shall receive a credit against the Final Purchase Price payable at such Initial Closing in the amount of $122,578.62, representing the net proceeds of the sale by Homes of Cypress, Inc. ("HOC") of two unimproved Equity Home lots (as further described in documents relating thereto previously provided by Sellers to Purchaser) that are included among the Acquired Assets and that were sold by HOC after the effectiveness of the Agreement (the "Cypress Lots"). Further to Sections 5.04 and 5.10, Purchaser, Transferees and the Sellers acknowledge that Lenoir, Inc. entered into two agreements to make improvements to certain residential cottage units at the Lenoir Facility in connection with the occupancy of such cottage units (the "Lenoir Agreements") (as further described in documents previously delivered to Purchaser). The Sellers, Purchaser and Transferees acknowledge and agree that the Lenoir Agreements are supplemental to the Residency Agreements entered into by Lenoir Inc. with respect to the occupancy of such cottage units and, accordingly, the Lenoir Agreements constitute "Residency Agreements" as defined in the Assignment and Assumption of Leases, Other Residency Agreements and Security Deposits executed and delivered by Lenoir Inc. in connection with the transfer and conveyance of the Acquired Assets relating to the Lenoir Facility. In addition, the parties acknowledge that HOC has entered into contracts for the construction of homes on the Cypress Lots (copies of which have previously been provided to Purchaser) and Purchaser has elected, as contemplated by Section 1.01(k) of the Agreement, not to assume such contracts as Assumed Contracts under the Agreement and, accordingly, HOC shall, upon and from and after the Initial Closing, be responsible for the performance of HOC's obligations under such contracts, which shall be considered Excluded Liabilities. In its performance of such contracts, HOC agrees to comply with, and enforce any obligations of its contractors to comply with, any restrictions imposed by law or under the applicable indenture of restrictions and covenants affecting the Equity Homes at the Cypress Facility, or otherwise reasonably established on a non-discriminatory basis for the Cypress Facility, with regard to and to the extent that such restrictions pertain to the conduct of any construction activity on the Cypress Lots.

                                       4

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      5. Without limiting Sellers' obligations under Section 6.01 of the
Agreement, Sellers shall execute, in blank, certificates of title to all vehicles that are included in the Acquired Assets with respect to a Facility (as more particularly described on Schedule 5 attached hereto) within 60 days following the Closing of the purchase and sale of such Facility. The Sellers and the Purchaser shall each bear 50% of the vehicle registration and sales taxes due in connection with the sale of such vehicles.

      6. Sellers, Purchaser and Transferees acknowledge and agree that certain of the Sellers have on and as of the date hereof transferred, or shall on and as of the Closing Date in respect of the purchase of a Facility subsequently purchased by Purchaser or a Transferee pursuant to the Agreement transfer, to the pertinent Transferee (as previously provided), as successor to the pertinent Seller in the ownership and operation of the applicable Facility, certain patient trust accounts (collectively, the "Patient Trust Accounts") containing funds (collectively, the "Patient Trust Funds") that are held by such Seller in trust for the benefit of certain of the residents of such Facility. The beneficiaries of the Patient Trust Accounts and Patient Trust Funds (collectively, the "PTF Residents") and the respective Patient Trust Accounts and amounts of Patient Trust Funds held for the benefit of such PTF Residents as of the Initial Closing Date (or such other date as is indicated) are indicated in documents previously delivered to Purchaser. With respect to any Facility that is not being conveyed to Purchaser or a Transferee on and as of the Initial Closing Date, the same information so provided to Purchaser shall be revised and updated as of the Closing Date with respect to such Facility to reflect the Patient Trust Accounts and Patient Trust Funds held by the owner or operator of such Facility on and as of such Closing Date (or the most recent date for which such information is available). Each of the Transferees to which Patient Trust Accounts have been transferred (each, a "Recipient" with respect to the Patient Trust Accounts transferred to it) shall, upon the completion of the transfer of the Patient Trust Accounts to such Recipient and written notice thereof to the Company, acknowledge to Sellers receipt of the applicable Patient Trust Accounts and the Patient Trust Funds contained therein, and hereby agrees that it shall comply with all applicable laws in connection with the custody, disposition, investment, accounting and all other aspects of dealing with such Patient Trust Accounts and the Patient Trust Funds contained therein and, together with the Purchaser, hereby agrees to indemnify and hold the Sellers harmless from any and all claims, demands, actions, suits, liabilities and obligations accruing or arising with respect to such Patient Trust Accounts and Patient Trust Funds on and after the Closing Date with respect to the pertinent Facility and/or as a result of any action or inaction on the part of the Recipients with respect thereto. To the extent necessary or appropriate to fully effectuate the transfer of Patient Trust Accounts contemplated by this Section 6, Sellers hereby assign to Purchaser and the Transferees, as applicable, and Purchaser and the Transferees, as applicable, hereby accept and assume from Sellers, all of Sellers' rights and obligations under the documentation governing the Patient Trust Accounts, solely with respect to obligations accruing from and after the applicable Closing Date.

      7. Sellers, Purchaser and Transferees acknowledge that (a) certain of the Sellers have caused certain surety bonds to be issued and/or made certain deposits in

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order to secure their respective obligations with respect to the Patient Trust
Funds as more particularly described on Schedule 7 attached hereto and made a part hereof (collectively, the "PTF Collateral") and (b) as regards the Cypress Village Facility, Cypress Village Inc. ("Cypress SU") has provided a cash deposit in the amount of $13,900 to the Agency for Health Care Administration in connection with Cypress SU's nursing home license (the "Cypress Escrow"). Purchaser and Transferees hereby agree that, within thirty (30) days following the Closing Date with respect to a Facility, they shall provide substitute surety bonds and/or make the necessary deposits with the applicable governmental authorities and otherwise take all reasonable actions in order to cause the governmental authorities, in accordance with applicable law, to release, cancel, terminate and/or return the PTF Collateral and the Cypress Escrow to the applicable Sellers as soon as practicable following the applicable Closing Date.

      8. Purchaser and FIT NBA Skyline LLC ("Skyline Transferee"), as the Transferee of the Village at Skyline Facility, hereby agree that the Assumed Contracts respecting the Village at Skyline Facility includes an agreement between Village at Skyline ("Skyline SU"), as the operator of the Village at Skyline Facility, and $36,096.08 (the "Smart Card Contractor"), pursuant to which the Smart Card Contractor is responsible for tracking and documenting balances on certain "smart cards" that have been issued to residents and employees at the Village at Skyline Facility who have paid certain funds to Skyline and who are then entitled to a credit in the amount of such funds against the purchase of goods and services sold and/or otherwise provided by the Village at Skyline Facility. Purchaser and Skyline Transferee hereby agree that, following the Initial Closing, they will honor any remaining balances on such "smart cards" by permitting the applicable residents and employees to utilize such remaining balances as a credit against the purchase price of goods and services at the Village at Skyline Facility (in the amounts more particularly reflected in the documents previously provided) and Sellers acknowledge that Purchaser shall be entitled to a credit against the Final Purchase Price in the aggregate amount of such remaining balances.

      9. Further to Sections 5.04 and 5.10 of the Agreement, Purchaser, Transferees and Sellers acknowledge that HOC has entered into certain real estate listing agreements with respect to the resale of certain Equity Homes at the Cypress Village Facility, and in connection therewith is holding $20,000 in an escrow account (the "Escrowed Funds"). Sellers agree that they shall, on or as soon as practicable after the Closing Date, (i) transfer the Escrowed Funds to an escrow account as the Purchaser and the Transferees shall designate and
(ii) assign such listing agreements to the applicable Transferee.

      10. Notwithstanding anything to the contrary in Section 2.04 of the Agreement, Sellers, Purchaser and Transferees agree that the apportionments and adjustments with respect to Real Property Expenses and Rents to be made under
Section 2.04(a) and (c) of the Agreement have been for purposes of the Initial Closing, and shall be for any subsequent Closings, calculated on an agreed but estimated basis and have not been calculated on the basis of all the relevant information and final agreement among

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the parties as to the pertinent amounts contemplated by Section 2.04(a).
Accordingly, such estimates shall be reconciled and confirmed by the parties, and adjusted by appropriate payments among the parties, after a Closing, as follows: Purchaser (with the cooperation of the Sellers in the preparation thereof) shall deliver a written statement setting forth a reasonably detailed good faith calculation of the apportionments and adjustments contemplated by
Section 2.04(a) of the Agreement for each of the Real Property Assets acquired by it at such Closing as soon as practicable after the end of the month in which such Closing occurs showing the Real Property Expenses paid and Rents received as of the last day of such month and attributable to such month (as determined in accordance with Section 2.04(a)(ii)). Sellers shall have the right to review such written statement and shall notify Purchaser of any objection thereto within five (5) Business Days after the receipt thereof. Sellers and Purchaser shall negotiate in good faith to attempt to resolve any such objection made by Sellers, provided that, if such parties are unable to agree upon a reasonably detailed calculation of such apportionments within twenty (20) Business Days after Sellers have advised Purchaser of any objections, such dispute shall be resolved by the Mediator. If Sellers do not notify Purchaser of any such objection within such five (5) Business Day period, Sellers shall be deemed to have agreed with the apportionments specified in Purchaser's written statement. Promptly after the last of the Closings under the Agreement and the resolution of any objection by Sellers, Sellers shall pay to Purchaser or Purchaser shall pay to Sellers the amount required by such reconciliation of the estimates used at the Closings. For purposes of the RPA, any Rents (including Medicare and Medicaid reimbursements) payable for the month in which a Closing occurs shall be excluded in determining the accounts receivable to be purchased by the Receivables Purchaser, inasmuch as any such Rents receivable as of such Closing shall have been dealt with in accordance with the foregoing provisions of this Section, and the Receivables Purchaser shall receive a credit, when the adjustments provided by the RPA to the purchase price payable under the RPA are made, with any Rent payments for any month prior to the month in which the Closing occurred (as determined in accordance with Section 2.04(a)(ii)) that were received by Sellers from the beginning of the month in which the Closing occurred until the date of such Closing.

      11. Sellers, Purchaser and Transferees acknowledge, consistent with clause
(ii) of the second sentence of the definition of "Business" and Sections 1.02(a) and (i) of the Agreement, that Sellers by the Agreement and the instruments of transfer provided for thereby are not transferring to Purchaser or any Transferee at any Closing any right, interest or expectancy which Sellers or any of their Affiliates may have in any charitable contributions in any form which may be made from and after the date hereof to or for the benefit of Sellers or any of their Affiliates, whether or not specifically related to a Facility. In the event Purchaser or any Transferee or any Affiliate thereof comes into possession or any control of any such charitable contribution, or an officer or equivalent comes into information giving it a reasonable basis to believe that it will come into possession or any control of such a charitable contribution, Purchaser or such Transferee will use its commercially reasonable efforts promptly to advise the Company of such information or will return possession or control of such charitable contribution to the party making such charitable contribution with an explanation directing it to contact the

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Company or will deliver (at the Company's sole cost and expense) possession or any such control of such charitable contribution to the Company (or, at the Company's direction, to another Seller), as the case may be, and, in such regard, shall execute and deliver such instruments of conveyance or transfer and take such other action as may be reasonably requested by the Company (at the Company's sole cost and expense) to implement the delivery of possession or any such control of such charitable contribution to the Company. Notwithstanding the foregoing provisions of this paragraph, (i) neither Purchaser nor any Transferee shall be required to return a gratuitous contribution to the party making such contribution or deliver same to any Seller if a court of competent jurisdiction determines that such contribution was under all the circumstances intended to be made to Purchaser, a Transferee or an Affiliate thereof, notwithstanding that it is a for-profit enterprise, and (ii) the Acquired Assets shall include all of the Real Property Assets and all personal property related to the Business, except for the items specifically excluded in the parenthetical beginning in the third line of Section 1.01(b) of the Agreement, regardless of whether same were originally donated to Sellers or its Affiliates as charitable contributions.

      12. Purchaser and each Transferee hereby acknowledge and agree that, notwithstanding any transfer of ownership of any Facility by it after the Closing (including in any transaction occurring simultaneously or immediately following the Closing), Purchaser or the pertinent Transferee will itself comply, and/or any such transfer agreement entered into with a transferee will provide for the transferee to comply, with both (i) the provisions of the Agreement pertaining in any way to the operation of such Facility that by the terms of the Agreement are to be performed after the applicable Closing and (ii) the provisions of this letter pertaining in any way to the operation of the Facility (which shall be considered to include the provisions of Sections 3, 7, and 11 hereof) that by their terms are to be performed after the applicable Closing.

      13. Purchaser hereby agrees that, if (i) the Closing of the purchase and sale of the California Facility has occurred before the purchase and sale of the Oklahoma Facility and (ii) the parties' obligations to purchase and sell the Oklahoma Facility under the Agreement have terminated (i.e., without the Closing of the purchase and sale of the Oklahoma Facility having occurred), Purchaser will promptly, but in any event within one Business Day after the date of such termination, pay to Sellers on account of the California Facility $500,000 by wire transfer of immediately available funds to an account designated by Sellers, which amount shall be in addition to the amount paid by Purchaser for the California Facility at the Closing of the purchase and sale thereof. If the Closing of the Oklahoma Facility occurs prior to the Closing of the California Facility, the purchase price of the Oklahoma Facility shall be $9,200,000, with an additional $500,000 (the "Additional Oklahoma Consideration") payable to Sellers with respect to the Oklahoma Facility if and when the Closing of the California Facility occurs, provided if the Closing of the California Facility does not occur, the Additional Oklahoma Consideration shall not be payable.

      14. It is agreed that the Purchaser and the Transferees shall have the right to cash or deposit checks and other instruments for payment of rent or other charges at the Facilities from and after the Closing Date for such Facility, regardless of the named recipient on such check or other instrument and/or the date of such check or other instrument. Such right shall not limit the parties obligations to reconcile apportionments and adjustments in accordance with paragraph 10 above.

      15. Purchaser, the pertinent Transferee and Sellers acknowledge that at the Closing the Company shall transfer all of its rights in and to the trust account at Cypress Village referred to in Section 1.01(o) of the Agreement, which shall contain approximately $ 1,979,497 when such rights are transferred (which gives effect to a withdrawal therefrom made by Sellers prior to the Closing), as existing under the trust agreement therefor, which trust agreement shall be considered an Assumed Contract assigned by the Company at the Closing. Purchaser shall as soon as practical, but in any event within 14 days from the date hereof, provide Sellers in writing with Purchaser's calculation, in its reasonable determination, of the sum Sellers were entitled to withdraw from such trust account as of the Initial Closing and, in such regard, Sellers shall provide to Purchaser any supporting documentation required for Purchaser to make such determination (to the extent such documentation is not contained in the applicable Facility files). Sellers shall have the right to review such determination and shall notify Purchaser of any objection thereto within two (2) Business Days after the receipt thereof. Sellers and Purchaser shall negotiate in good faith to attempt to resolve any such objection made by Sellers, provided that, if such parties are unable to agree upon a reasonably detailed calculation of such amount within three (3) Business Days after Sellers have advised Purchaser of any objections, such dispute shall be resolved by the Mediator. If Sellers do not notify Purchaser of any such objection within such two (2) Business Day period, Sellers shall be deemed to have agreed with the determination specified in Purchaser's written statement. If the amount withdrawn from such before the Initial Closing was in excess of the amount so determined to be appropriate, Sellers shall pay to Purchaser or the pertinent Transferee the excess amount and, if the amount withdrawn was less that the amount so determined to be appropriate, Purchaser shall pay to the Company the additional amount it was entitle to withdraw from such account.

      By its acceptance and agreement below, Guarantor hereby ratifies and confirms its guaranty under Section 11.17 of the Agreement of all of the obligations of Purchaser under the Agreement, and its guaranty under Section
8.18 of the RPA of all of the obligations of the Receivables Purchaser under the RPA, including as amended, supplemented or otherwise affected hereby, and acknowledges and agrees that its guaranty of Purchaser's obligations under the Agreement (including Purchaser's obligations under this supplemental letter) and its guaranty of the Receivables Purchaser's obligations under the RPA, shall apply and remain in full force and effect in accordance with the terms of the Agreement and the RPA and the orders of the Bankruptcy Court approving the Agreement (including the Supplemental Agreement) and the RPA. All obligations of Purchaser under the Agreements of Assignment and Assumption being or to be executed and delivered by the Purchaser under the Agreement in connection with the Closing are guaranteed by Guarantor to the extent the obligations of Purchaser under the Agreement are guaranteed by Guarantor.

      Except as amended, supplemented and/or affected by the foregoing, each of the Agreement and the RPA is hereby ratified, confirmed and accepted by the Sellers, Purchaser, the Receivables Purchaser and Guarantor in all respects and shall remain unmodified and in full force and effect.

                                           THE NATIONAL BENEVOLENT
                                           ASSOCIATION OF THE CHRISTIAN
                                           CHURCH (DISCIPLES OF CHRIST)

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           BARTON W. STONE CHRISTIAN
                                           HOME, an Illinois not-for-profit
                                           corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           CALIFORNIA CHRISTIAN HOME, a
                                           California not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           CYPRESS VILLAGE, INC., a Florida not-
                                           for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           FOXWOOD SPRINGS LIVING
                                           CENTER, a Missouri not-for-profit
                                           corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           KANSAS CHRISTIAN HOME, INC. a
                                           Kansas not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           LENOIR, INC., a Missouri not-for-
                                           profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           OKLAHOMA CHRISTIAN HOME,
                                           INC., an Oklahoma not-
                                           for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           PATRIOT HEIGHTS, INC., a Texas not-
                                           for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           RAMSEY HOME, an Iowa not-for-profit
                                           corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           GREATER INDIANAPOLIS
                                           DISCIPLES HOUSING INC., an Indiana
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           VILLAGE AT SKYLINE, a Colorado not-
                                           for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           HOMES OF CYPRESS, INC., a Florida
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

ACCEPTED AND AGREED TO:

FORTRESS NBA ACQUISITION, LLC

    /s/ William B. Doniger
By:__________________________
Name:  William B. Doniger
Title: VP

FIT NBA BARTON STONE LLC
FIT NBA CALIFORNIA CHRISTIAN LLC
FIT NBA CYPRESS VILLAGE LLC
FIT NBA FOXWOOD SPRINGS LLC
FIT NBA KANSAS CHRISTIAN LLC
FIT NBA LENOIR LLC
FIT NBA OKLAHOMA CHRISTIAN LLC
FIT NBA PATRIOT HEIGHTS LP
FIT NBA RAMSEY LLC
FIT NBA ROBIN RUN LP
FIT NBA SKYLINE LLC
FIT NBA CYPRESS HOMES LLC
FIT NBA FOXWOOD SPRINGS HOMES LLC

         /s/ William B. Doniger
Each by:__________________________
Name:    William B. Doniger
Title:   VP

FIT NBAS LLC
    /s/ William B. Doniger
By:__________________________
Name:  William B. Doniger
Title: VP

FORTRESS INVESTMENT FUND II LLC, as Guarantor

By: FORTRESS FUND MM II LLC, its
    Managing Member

By: FORTRESS INVESTMENT GROUP
    LLC, its Managing Member

     /s/ William B. Doniger
By: _____________________________
Name:  William B. Doniger
Title: VP